Exhibit 10.05


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            _________________________


                           CONVERTIBLE PROMISSORY NOTE

                                       OF

                               ARADYME CORPORATION


$40,000                                                                   [date]


         ARADYME CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to LightHouse RealEstate, Inc., a Utah Corporation (the "Promissory Noteholder"), or its assigns, the sum of $40,000 Dollars or such other amount as may be outstanding, plus interest accrued on unpaid principal, at a rate of twenty (20%) percent per annum, from the date of the funds are received, in accordance with this promissory note (the "Note"), until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in section 2 hereof). The principal amount of this Note and the interest accrued thereon shall be payable at the principal offices of the Promissory Noteholder or by mail to the registered address of the Promissory Noteholder according to the following schedule: twelve (12) months from the date of this Note, the principal amount and accrued interest as of that date shall be due and payable, or on the earlier to occur of (i) a default under this Note in accordance with paragraph 8 below, or (ii) the date five days after the date of any breach by the Company of any agreement with the Promissory Noteholder and/or any affiliate of the Promissory Noteholder, unless this Note shall have been previously converted pursuant to section 2 hereof or as provided otherwise in this Note.

         The following is a statement of the rights of the Promissory Noteholder and the conditions to which this Note is subject, and to which the Promissory Noteholder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Company" shall mean the Company as defined above and includes any corporation that shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Common Stock" shall mean shares of the common stock of the Company.

                  1.3 "Conversion Date" shall mean the date on which, pursuant to sections 2 and 3 hereof, the Promissory Noteholder exercises its right to convert this Note into the Common Stock at the Note Conversion Price.

                  1.4 "Promissory Note Conversion Price" shall be $0.416 per share.

                  1.5 "Promissory Noteholder" or similar term, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

                  1.6 "Potential Conversion Date" shall mean the date on which, pursuant to sections 2 and 3 hereof, the Promissory Noteholder may exercise its right to convert this Note into the Common Stock at the Promissory Note Conversion Price.

         2. Conversion.

                  2.1 Conversion of Note. The Promissory Noteholder shall have the right to convert the principal amount and accrued interest of this Note into Common Stock at the Promissory Note Conversion Price at anytime prior to the note being paid and for money received. Conversion under this section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company, accompanied by written notice of election to convert.

                  2.2 Conversion in the Event of Prepayment or Payment of Note. Without the consent of the Promissory Noteholder, the Company shall not prepay any principal portion of this Note prior to the maturity date of the Note. At such time that the Company has funds immediately available and elects to pay the entire principal balance and accrued interest (whether as a prepayment with the consent of Promissory Noteholder or payment at or after maturity of this Note), the Promissory Noteholder shall have the option to convert this Note into Common Stock at the Promissory Note Conversion Price on or before 15 days from the receipt of notice of the Company's election to pay off the Note. The Promissory Noteholder shall have no obligation to accept any payment less than the entire principal balance, plus accrued interest.

                  2.3 Conversion in the Event of Company Non-Payment of Note. The Company shall, if it determines in good faith that it is unable to repay the obligations incurred pursuant to this Note, to convert the principal of the amount owing plus the interest due at maturity into Company common stock as calculated on a 20-day average closing price.

         3. Issuance of Common Stock. As soon as practicable after conversion of all or part of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Promissory Noteholder, a certificate or certificates for the number of shares of Common Stock to which the Promissory Noteholder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with any other securities and property to which the Promissory Noteholder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (a) under section 2 above and (b) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion, accompanied by written notice of election to convert, shall be received by the Company. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Promissory Note Conversion Price.

         4. Adjustment of Number of Shares. The number and character of shares of Common Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

                  4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, the Promissory Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Common Stock issuable upon conversion on the Conversion Date, the right to receive the securities of the Company to which such Promissory Noteholder would have been entitled if such Promissory Noteholder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

                  4.2 Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Common Stock (or any shares of common stock or other securities at the time issuable upon conversion of this
Note) in securities of the Company other than capital stock or any other assets, then, and in each such case, the Promissory Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of the Company's Common Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which Promissory Noteholder would have been entitled upon such date if Promissory Noteholder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                  4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Promissory Noteholder, upon the conversion of this Note (as provided in section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Promissory Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if Promissory Noteholder had converted this
Note immediately prior thereto, all subject to further adjustment as provided in this section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Promissory Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                  4.4 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the Promissory Noteholder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                  4.5 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion.

                  4.6 Reservation of Stock. The Company has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Common Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of common stock as shall be sufficient for such purpose.

         5. Fully Paid Shares. All shares of Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and nonassessable.

         6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Promissory Noteholder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note and no enumeration herein of the rights or privileges of the Promissory Noteholder shall cause Promissory Noteholder to be a stockholder of the Company for any purpose.

         7. Corporate Action; No Impairment. The Company will not, by amendment of its articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, or as reasonably requested by Promissory Noteholder, in order to protect the rights of the Promissory Noteholder under this Note against wrongful impairment.

         8. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a 10-day period after the Promissory Noteholder has given the Company written notice of such default:

                  (a) the Company breaches any material obligation to the Promissory Noteholder hereunder;

                  (b) a receiver is appointed for any part of the Company's property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the Company under any bankruptcy or insolvency laws; or

                  (c) the Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

In the event of a default under this section 8, the only remedy to which Promissory Noteholder shall be entitled shall be to convert the principal and all accrued interest into common stock of the Company at the Promissory Note Conversion Price.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived, modified, discharged or terminated solely upon the written consent of both the Company and the Promissory Noteholder.

         10. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Promissory Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         11. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Promissory Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Promissory Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         12. Construction of Note. The terms of this Note have been negotiated by the Company, the original Promissory Noteholder and their respective attorneys and the language hereof will not be construed for or against either the Company or the Promissory Noteholder. Unless otherwise explicitly set forth, a reference to a section will mean a section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note, which will be considered as a whole.

         13. Notices. Any notice, demand, request or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given (a) as of the date so delivered if personally served; (b) as of the date so sent if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; (c) as of the date of sent if sent by electronic mail and receipt is acknowledged by the recipient; (d) one day after the date so sent if delivered by overnight courier service; or (e) three days after the date so mailed if mailed by certified mail, return receipt requested, addressed as follows:

To the Company, as follows:

                               Aradyme Corporation
                             Attn. James R. Spencer
                          677 East 700 South, Suite 201
                            American Fork, Utah 84003
                                 (801) 756-9585



To the Promissory Noteholder, as follows:

                          LightHouse Real Estate, Inc.
                               491 East 600 South
                                Orem, Utah 84097

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.

         14. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the state of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                                              ARADYME CORPORATION


                                              By
                                                 -------------------------------
                                                 James R. Spencer, Chairman and
                                                 Chief Executive Officer

                          SCHEDULE OF CONVERTIBLE NOTES

DATE              NOTE HOLDER                                      AMOUNT

08/04/03          LightHouse RealEstate, Inc.                     $40,000
09/01/03          LightHouse RealEstate, Inc.                      40,000
09/26/03          LightHouse RealEstate, Inc.                      40,000
11/05/03          LightHouse RealEstate, Inc.                      40,000
12/01/03          LightHouse RealEstate, Inc.                      40,000